Exhibit 3.6

                    THE COMPANIES ORDINANCE (CHAPTER 32)



                     Private Company Limited by Shares



                         MEMORANDUM OF ASSOCiATION

                                     OF

                           CHINA WEALTHY LIMITED




First:- The name of the Company is "CHINA WEALTHY LIMITED".

Second:-  The  Registered  Office of the  Company  will be  situated in Hong
Kong.

Third:- The liability of the Members is limited.

Fourth:- The capital of the company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each. Upon any increase of capital the company is to be at liberty to issue any new shares either in Hong Kong Dollars or in any other currency or partly in one currency and partly in another and with any preferential, deferred, qualified or special rights, privileges or conditions attached thereto. The rights for the time being attached to any shares having preferential, deferred, qualified, or special rights, privileges or conditions attached thereto may be altered or dealt with in accordance with the accompanying Articles of Association but not otherwise.

                    THE COMPANIES ORDINANCE (CHAPTER 32)



                     Private Company Limited by Shares



                          ARTICLES OF ASSOCIATION

                                     OF

                           CHINA WEALTHY LIMITED




                                PRELIMINARY

1. The regulations contained in Table "A" in the First Schedule to the Companies Ordinance (Chapter 32) shall apply to the Company save in so far as they are hereby expressly excluded or modified. In case of conflict between the provisions of Table "A" and these presents, the provisions herein contained shall prevail.

2.       The company is a private company and accordingly:-

         (a)      the  right  to  transfer   shares  is   restricted  in  manner
                  hereinafter prescribed;

         (b) the number of members of the company (exclusive of persons who are in the employment of the company and of persons who having been formerly in the employment of the company were while in such employment and have continued after the determination of such employment to be members of the company) is limited to
                  50. Provided that where 2 or more persons hold one or more shares in the company jointly they shall for the purpose of this regulations be treated as a single member;

         (c) any invitation to the public to subscribe for any shares or debentures of the company is prohibited.

                             TRANSFER OF SHARES

3. The Directors may decline to register any transfer of shares to any person without giving any reason therefor. The Directors may suspend the registration of transfers during the twenty-one days immediately preceding the Annual General Meeting in each year. The Directors may decline to register any instrument of transfer, unless (a) a fee not exceeding two dollars is paid to the Company in respect thereof, and
         (b) the instrument of transfer is accompanied by the Certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

                                 DIRECTORS

4. The Directors may elect a chairman of their meetings, and determine the period for which he is to hold office, and unless otherwise determined the chairman shall be elected annually. If no chairman is elected, or if at any meeting the chairman is not present within half an hour of the time appointed for holding the same, the Directors present shall choose someone of their member to be the chairman of such meeting.

5. Unless and until the Company in General Meeting shall otherwise determine, theo -number of Directors shall not be less than two. The first Directors of the Company shall be determined in writing by the Subscribers of the Memorandum of Association or a majority of them.

6. A Director who is about to go away from or is absent from Hong Kong may with the approval of the majority of the other Directors nominate any person to be his substitute and such substitute whilst he holds office as such shall be entitled to notice of Meetings of the Directors and to attend and vote thereat accordingly and he shall ipso facto vacate office if and when the appointor returns to Hong Kong or vacate office as a Director or removes the substitute from office and any appointment and removal under this Article shall be effected by notice in writing under the hand of or by cable from the Director making the same. A Director may appoint (subject as above provided) one of the other Directors to be his substitute who shall thereupon be entitled to exercise (in addition to his own right of voting as a Director) such appointor's rights at Meetings of the Directors.

7. At the first Annual General Meeting to be held next after the adoption of these Articles and at every succeeding Annual General Meeting all Directors, except Permanent Directors if any are appointed, shall retire from office and shall be eligible for reelection.

8.       A Director shall not require any qualification shares.

9.       The office of a Director shall be vacated if the Director:-

         (a) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

         (b)      becomes of unsound mind; or

         (C)      resigns  his  office  by  notice  in  writing   with   section
                  157D(3)(a) of the Ordinance.

         But any act done in good faith by a Director whose office is vacated as aforesaid shall be valid unless, prior to the doing of such act, written notice shall have been served upon the Company or an entry shall have been made in the Directors' Minute Book stating that such Director has ceased to be a Director of the Company.

10. (a) No Director shall be disqualified by his office from contracting with the Company, nor shall any such contract or any contract entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract by reason only of such Director holding that office, or of the fiduciary relations thereby established but it is declared that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract is determined on if his interest then exists, or, in any other case, at the first meeting of the Directors after the acquisition of his interest. A Director may vote in respect of any contract or arrangement in which he is interested.

         (b) A Director of the Company may be or become a Director of any company promoted by this Company or in which it may be interested as a vendor, shareholder or otherwise and no such Director shall be accountable for any benefits received as a Director or shareholder of such company.

11. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their Meetings as they think fit and determine the quorum necessary for the transaction of business. Until otherwise determined, two Directors shall constitute a quo ru rn.

12. Any casual vacancy occurring in the Board of Directors may be filled up by the

         Directors, but the person so chosen shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

13. Subject to the provisions of Article 6 hereof, the Directors shall have power at any time, and from time to time, to appoint a person as an additional Director who shall retire from office at the next following Annual General Meeting, but shall be eligible for election for the Company at that meeting as an additional Director.

14. The Company may by special resolution remove any Director and may by an ordinary resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

15. Any Resolution of the Board of Directors in writing signed by the majority of the Directors, in whatever part of the world they may be, shall be valid and binding as a resolution of the Directors provided that notice shall have been given to all the Directors of the Company capable of being communicated with conveniently according to the last notification of address by each such Director given to the Registered Office of the Company.

16. Where any notice is required either by these Articles, by Table "A", by the Ordinance or otherwise, to be given to any Director or to any Member of the Company, such shall be valid if given by cable and where any consent, agreement, signature, notice by or authority from any Director or Member of the Company such shall be good and valid if given by cable in spite of the fact that neither the cable nor the document by which the cable is sent bears a written signature. This clause shall not apply to Special Resolution.

                            POWERS OF DIRECTORS

17. The Directors, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company in General Meeting subject nevertheless to the provisions of the Companies Ordinance, (Chapter 32), to these Articles, and to any regulations from time to time made by the Company in General Meetings, provided that no such regulation so made shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

18. Without prejudice to the general powers conferred by the preceding Article and the other powers conferred by these Articles, it is hereby expressly declared that the Directors shall have the following powers, that is to say, power:-

         (1)     To  pay  the  costs,   charges  and  expenses  preliminary  and
                 incidental to the promotion, formation, establishment and registration of the Company.

         (2) To purchase or otherwise acquire for the Company or sell or otherwise dispose of any property, rights or privileges which the Company is authorised to acquire at such price and generally on such terms and conditions as they shall think fit.

         (3) To engage, suspend or dismiss the employees of the Company, and to fix and vary their salaries or emoluments.

         (4) To institute, conduct, defend, compromise or abandon any legal proceedings by or against the Company or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company.

         (5) To refer any claims or demands by or against the Company to arbitration and observe and perform the awards.

         (6) To make and give receipts, releases and other discharges for moneys payable to the Company, and for claims and demands of the Company.

         (7) To invest, lend or otherwise deal with any of the moneys or property of the Company in such manner as they think fit, having regard to the Company's Memorandum of Association and from time to time to vary or realise any such investment.

         (8) To borrow money on behalf of the Company, and to pledge, mortgage or hypothecate any of the property of the Company.

         (9) To open a current account with themselves for the Company and to advance any money to the Company with or without interest and upon such terms and conditions as they shall think fit.

         (10) To enter into all such negotiations and contracts, and rescind and vary all such contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for, or in relation to, any of the matters aforesaid, or otherwise for the purpose of the Company.

         (11) To give to any Director, officer or other person employed by the Company a commission on the profits of any particular business or transaction, and such commission shall be treated as part of the working expenses of the Company, and to pay commissions and make allowances (either by way of a share in the general profits of the Company or otherwise) to any persons introducing business to the Company or otherwise promoting or serving the interest thereof.

         (12) To sell, improve, manage, exchange, lease, let, mortgage or turn to account all or any part of the land, property, rights and privileges of the Company.

         (13) To employ, invest or otherwise deal with any Reserve Fund or Reserve Funds in such manner and for such purposes as the Directors may think fit.

         (14) To execute, in the name and on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company's property (present or future) as they think fit, and any such mortgage may contain a power of sale and such other powers, convenants and provision as shall be agreed upon.

         (15) From time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as they think fit.

         (16) From time to time to make, vary or repeal rules and by-laws for the regulation of the business of the Company, its officers and servants.

         (17) To delegate any or all of the powers herein to any Director or other person or persons as the Directors may at any time think fit.

19.      Clause 81 of Table "A" shall not apply.

                              SEAL AND CHEQUES

20. The Directors shall provide for the safe custody of the seal, which shall only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf, and every instrument to which the seal shall be affixed shall be signed by a Director or by some other person or persons appointed by the Directors for

21. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, shall be made, signed, drawn, accepted and endorsed, or otherwise executed by the person or persons from time to time authorised by a resolution of the Board of Directors.

                              GENERAL MEETINGS

22. For all purposes, the quorum for all general meetings shall be two members personally present and holding either in his own right or by proxy at least fifty-one per cent of the paid-up capital of the Company, and no business shall be transacted at any General Meeting unless the requisite quorum be present at the commencement of the business.

23. A resolution in writing signed by all the shareholders shall be as valid and effectual as a resolution passed at a general meeting duly convened and held.

                             VOTES AND MEMBERS

24. All voting of members in respect of any matter or matters shall be by poll and every member present in person or by proxy shall have one vote for each share of which he is the holder.

                            DIVISIONS OF PROFITS

25. The net profits of the Company in each year shall be applied in or towards the formation of such reserve fund or funds and in or towards the payment of such dividends and bonuses as the Directors subject to the approval of the Company in General Meeting may direct.

26. No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

27. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

28. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or for other moneys payable in respect of such share.

29. The Directors may retain any dividends payable on shares on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

30. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for benefit for the Company until claimed.

                                 SECRETARY

31. The first Secretary of the Company shall be CENTURY CORPORATE SERVICES LIMITED who may resign from this office upon giving notice to Company of such intention and such resignation shall take effect upon the expiration of such notice or its earlier acceptance.

                                   NOTICE

32. Any notice required to be given to the shareholders under these Articles may be in the Chinese or English language or both.

              Names, Addresses and Description of Subscribers










                           For and on behalf of
                           CENTURY CORPORATE SERVICES LIMITED
                           PAULCHER WONG, Director
                              Flat B, 19/F., 88 Commercial Building,
                              28 Wing Lok Street,
                              Sheung Wan,
                                 Hong Kong.
                                     (Corporation)





                           For and on behalf of
                           KANWAY SERVICE LIMITED
                           PAULCHER WONG, Director
                              Flat B, 19/F., 88 Commercial Building,
                              28 Wing Lok Street,
                              Sheung Wan,
                                 Hong Kong.
                                     (Corporation)












        Dated the 1st day of March, 1999.
WITNESS to the above signatures:-


                                 KENNY SHUM
                             Company Secretary
                   Flat B, 19/F., 88 Commercial Building,
                      28 Wing Lok Street, Sheung Wan,
                                 Hong Kong.

                            DECLARAIION OF TRUST


The undersigned (the "Nominee") hereby declares that :-


the registered shareholding of the Nominee in the Company referred to below (the "Shareholding") does not belong to the Nominee but to the Beneficial Owner referred to below (the "Beneficial Owner");

the Nominee holds the Shareholding upon trust for the Beneficial Owner and the - successors and assigns of the Beneficial Owner and will transfer, pay and otherwise deal with the Shareholding and any dividends, interest arid other rights attached thereto as the Beneficial Owner shall from time to time direct by written notice to the Nominee; and

the Nominee will attend such meetings as it shall be entitled to attend by virtue of its ~ Shareholding and will vote or abstain from voting at any such meeting or, alternatively, < shall appoint a representative of the Nominee for such purposes, in all cases as the Beneficial Owner shall direct by written notice to the Nominee.

         Nominee : Silkton Company Limited

         Company : CHINA WEALTHY LIMITED

         Shareholding : ONE (1) share of HKSl.00 each

         Beneficial Owner CathayOnline Inc.


In witness whereof this Declaration of Trust has been executed this day of 15 JUN 1999.

EXECUTED UNDER SEAL            )
                               )
by the Nominee                 )
                               )
                                        -------------------------
                                         SILKTON COMPANY LIMITED

                              DECLARATIQN OF TRU$T


The undersigned (the "Nominee") hereby declares that

the registered shareholding of the Nominee in the Company referred to below (the "Shareholding") does not belong to the Nominee but to the Beneficial Owner referred to below (the "Beneficial Owner");

the Nominee holds the Shareholding upon trust for the Beneficial Owner and the successors and assigns of the Beneficial Owner and will transfer, pay and otherwise deal with the Shareholding and any dividends, interest and other rights attached thereto as the Beneficial Owner shall from time to tune direct by written notice to the Nominee; and

the Nominee will attend such meetings as it shall be entitled to attend by virtue of its Shareholding and will vote or abstain from voting at any such meeting or, alternatively, shall appoint a representative of the Nominee for such purposes, in all cases as the Beneficial Owner shall direct by written notice to the Nominee.

         Nominee : Tomsett Company Limited

         Company : CHINA WEALTI~Y LIMITED

         Shareholding : ONE (1) share of HKS1.OO each

         Beneficial Owner : CathayOnllne Inc.



In witness whereof this Declaration of Trust has been executed this day of 15 JUN 1999.

EXECUTED UNDER SEAL            )
                               )
by the Nominee                 )
                               )
                                        -------------------------
                                        TOMSETT COMPANY LIMITED

We, the several persons, whose names, addresses and descriptions are hereto subscribed, are~ desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:


-------------------------------------------------------------------------------
    Names, Addresses and Descriptions of Subscribers         Number of Shares
                                                                   taken
                                                             by each Subscriber
-------------------------------------------------------------------------------

          For and on behalf of
          CENTURY CORPORATE SERVICES LIMITED                        ONE
          PAULCHER WONG, Director
             Flat B, 19/F., 88 Commercial Building,
             28 Wing Lok Street,
             Sheung Wan,
             Hong Kong.
                 (Corporation)




          For and on behalf of
          KANWAY SERVICE LIMITED                                     ONE
          PAULCHER WONG, Director
             Flat B, 19/F., 88 Commercial Building,
             28 Wing Lok Street,
             Sheung Wan,
             Hong Kong.
                 (Corporation)
-------------------------------------------------------------------------------
                 Total Number of Shares Taken....                     TWO
-------------------------------------------------------------------------------
       Dated the 1st day of March, 1999.
WITNESS to the above signatures:-


                                 KENNY SHUM
                             Company Secretary
                   Flat B, 19fF., 88 Commercial Building,
                      28 Wing Lok Street, Sheung Wan,
                                  Hong Kong.